Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund-- Multistate Series--64, Defined Asset Funds (California, Maryland and New Jersey Trusts):

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 33-53581 of our opinion dated July 15, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
August 13, 1997